FORM 8-KSB

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2005

                       NOVEX SYSTEMS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

       New York                      0-26112                    41-1759882
(State of Jurisdiction)      (Commission File Number)      (IRS Employer ID No.)

67 Wall Street                  New York, New York                 10005
(Address of Principal Executive offices)                        (Zip Code)

Registrant's telephone number, including area code 914-337-0846

                                                     Name of each exchange on
    Title of each class                                  which registered
    -------------------                                  ----------------
Common Stock $.001 par value                       OTC Electronic Bulletin Board

                       DOCUMENTS INCORPORATED BY REFERENCE

Location in Form 8-K                                       Incorporated Document
--------------------                                       ---------------------
None                                                       None

Item 8.01 Other Events. On January 28, 2005, the Company held an annual shareholders meeting ("Shareholders Meeting"). Shareholders representing in person or by proxy 65.1% of the Company's issued and outstanding common stock voted in favor of all four proposals in the definitive proxy statement that was disseminated to all shareholders.

            The Company intends to file an amendment to its certificate of incorporation to change its name to American Home Foods, Inc. and to increase the authorized number of common shares to 100,000,000. In addition, with the formal amendment to the Company's certificate of incorporation, the Company will file a notice with NASDAQ to reverse split its common shares outstanding of 25,795,187 (fully-diluted basis) to approximately 3,685,026 shares. It is anticipated that upon the issuance of a new cusip number for the reverse split common shares the Company will be issued a new ticker symbol.

            The Company's business plan contemplates making an acquisition of an operating business in the food industry. The Company is in active negotiations to acquire a business although no definitive agreement has been executed. The Company is planning to coordinate the above filings with the execution of a definitive asset or stock purchase agreement. If such a transaction cannot be entered into in the immediate future the Company's board of directors will select a date in March to undertake the appropriate filing to give effect to the proposals voted upon at the Shareholders Meeting.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in capacities and on the dates indicated and is duly authorized.

NOVEX SYSTEMS INTERNATIONAL, INC.


By: ss/Daniel W. Dowe/
    ---------------------------------
    Daniel W. Dowe
    President
    Principal Financial Officer

Dated: February 21, 2005


                                       ii